Press Release August 3, 2016

HollyFrontier Corporation Reports Quarterly Results and Announces Regular
Cash Dividend

Dallas, Texas, August 3, 2016 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported a second quarter net loss attributable to HollyFrontier stockholders of $(409.4) million or $(2.33) per diluted share for the quarter ended June 30, 2016, compared to net income attributable to HollyFrontier stockholders of $360.8 million or $1.88 per diluted share for the quarter ended June 30, 2015. Included in the current quarter results were non-cash items consisting of goodwill and long-lived asset impairment charges, offset by an inventory reserve adjustment. These non-cash items include $309.3 million of goodwill and $344.8 million of long-lived asset write-downs related to our Cheyenne Refinery, offset by a $138.5 million benefit attributable to the change in our lower of cost or market reserve. Excluding these non-cash items, adjusted net income attributable to HollyFrontier stockholders for second quarter of 2016 was $49.0 million, or $0.28 per share. A reconciliation of actual to adjusted amounts are shown in the accompanying reconciliations to amounts reported under Generally Accepted Accounting Principles tables.

HollyFrontier also announced today that its Board of Directors declared a regular quarterly dividend of $0.33 per share. This dividend will be paid on September 23, 2016 to holders of record of common stock on August 23, 2016.

For the second quarter, net income attributable to our stockholders, exclusive of impairment and lower of cost or market inventory valuation adjustments and related tax effects, decreased by $224.0 million compared to the same period of 2015, principally reflecting lower refining margins. Production levels averaged approximately 443,000 barrels per day ("BPD") and crude oil charges averaged 429,000 BPD for the current quarter. On a per barrel basis, consolidated refinery gross margin was $8.88 per produced barrel, a 49% decrease compared to $17.42 for the second quarter of 2015. Total operating expenses for the quarter were $251.3 million compared to $246.2 million for the second quarter of last year, and refining operating expenses averaged $5.51 per produced barrel sold compared to $5.14 per barrel for the same period of 2015.

HollyFrontier’s President & CEO, George Damiris, commented, “we incurred $57.0 million in costs during the second quarter associated with purchasing Renewable Identification Numbers ("RINs") to comply with the EPA’s Renewable Fuel Standard program. Along with others in our industry and our trade association, AFPM, we are advocating for the EPA to level the playing field by moving the point of obligation to include currently exempt parties who, unlike merchant refiners, control blending and can therefore increase biofuel usage in keeping with the intent of the RFS program. The current misalignment in the point of obligation also unfairly allows exempt blenders to extract unintended windfall profits from the sale of RINs to obligated refiners as well as speculators who contribute to RIN prices far exceeding the cost of blending."

"Second quarter earnings were impacted by weak benchmark refining margins, falling secondary product margins and increasing costs associated with the RFS mandate," Damiris said. "Despite strong demand fundamentals, summer gasoline margins have been disappointing due to supply outpacing demand. The combination of higher industry throughputs, a 2% increase in gasoline yield across the U.S. refining system, and rising imports have driven gasoline inventories 11% above last year.  We are focused on things we can control; running our refineries safely and reliably and reining in operating and capital spending. Overall, HollyFrontier is well positioned to withstand the current operating environment and exploit potential opportunities given our complex refineries in advantaged markets, strong balance sheet, and excellent liquidity position.”

For the second quarter of 2016, net cash provided by operations totaled $303.7 million. During the period , we declared a dividend of $0.33 per share to shareholders totaling $58.2 million. At June 30, 2016, our combined balance of cash and short-term investments totaled $533.3 million and our consolidated debt was $1,678.1 million. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $595.0 million at June 30, 2016.

The Company has scheduled a webcast conference call for today, August 3, 2016, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1109619. An audio archive of this webcast will be available using the above noted link through August 17, 2016.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2015
	2016	2015	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,714,638	$3,701,912	$(987,274)	(27)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,248,155	2,887,475	(639,320)	(22)
Lower of cost or market inventory valuation adjustment	(138,473)	(135,480)	(2,993)	2
	2,109,682	2,751,995	(642,313)	(23)
Operating expenses	251,336	246,165	5,171	2
General and administrative expenses	29,655	26,117	3,538	14
Depreciation and amortization	90,423	87,803	2,620	3
Goodwill and asset impairment	654,084	—	654,084	—
Total operating costs and expenses	3,135,180	3,112,080	23,100	1
Income (loss) from operations	(420,542)	589,832	(1,010,374)	(171)
Other income (expense):
Earnings of equity method investments	3,623	631	2,992	474
Interest income	527	768	(241)	(31)
Interest expense	(14,251)	(10,559)	(3,692)	35
Loss on early extinguishment of debt	—	(1,368)	1,368	(100)
Gain on sale of assets and other	128	873	(745)	(85)
	(9,973)	(9,655)	(318)	3
Income (loss) before income taxes	(430,515)	580,177	(1,010,692)	(174)
Income tax expense (benefit)	(38,045)	206,990	(245,035)	(118)
Net income (loss)	(392,470)	373,187	(765,657)	(205)
Less net income attributable to noncontrolling interest	16,898	12,363	4,535	37
Net income (loss) attributable to HollyFrontier stockholders	$(409,368)	$360,824	$(770,192)	(213)%
Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(2.33)	$1.88	$(4.21)	(224)%
Diluted	$(2.33)	$1.88	$(4.21)	(224)%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	175,865	191,355	(15,490)	(8)%
Diluted	175,865	191,454	(15,589)	(8)%
EBITDA	$(343,266)	$666,776	$(1,010,042)	(151)%

	Six Months Ended June 30,		Change from 2015
	2016	2015	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,733,362	$6,708,538	$(1,975,176)	(29)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,873,318	5,138,848	(1,265,530)	(25)
Lower of cost or market inventory valuation adjustment	(194,594)	(142,026)	(52,568)	37
	3,678,724	4,996,822	(1,318,098)	(26)
Operating expenses	503,919	509,761	(5,842)	(1)
General and administrative expenses	55,276	55,686	(410)	(1)
Depreciation and amortization	178,303	167,815	10,488	6
Goodwill and asset impairment	654,084	—	654,084	—
Total operating costs and expenses	5,070,306	5,730,084	(659,778)	(12)
Income (loss) from operations	(336,944)	978,454	(1,315,398)	(134)
Other income (expense):
Earnings (loss) of equity method investments	6,388	(7,176)	13,564	189
Interest income	602	1,730	(1,128)	(65)
Interest expense	(26,338)	(20,713)	(5,625)	27
Loss on early extinguishment of debt	(8,718)	(1,368)	(7,350)	537
Gain on sale of assets and other	193	1,639	(1,446)	(88)
	(27,873)	(25,888)	(1,985)	8
Income (loss) before income taxes	(364,817)	952,566	(1,317,383)	(138)
Income tax expense (benefit)	(15,737)	336,718	(352,455)	(105)
Net income (loss)	(349,080)	615,848	(964,928)	(157)
Less net income attributable to noncontrolling interest	39,035	28,148	10,887	39
Net income (loss) attributable to HollyFrontier stockholders	$(388,115)	$587,700	$(975,815)	(166)%
Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(2.20)	$3.03	$(5.23)	(173)%
Diluted	$(2.20)	$3.03	$(5.23)	(173)%
Cash dividends declared per common share	$0.66	$0.65	$0.01	2%
Average number of common shares outstanding:
Basic	176,301	193,202	(16,901)	(9)%
Diluted	176,301	193,279	(16,978)	(9)%
EBITDA	$(191,095)	$1,112,584	$(1,303,679)	(117)%

Balance Sheet Data

	June 30,	December 31,
	2016	2015
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$533,318	$210,552
Working capital	$1,069,544	$587,450
Total assets	$8,659,717	$8,388,299
Long-term debt	$1,678,123	$1,040,040
Total equity	$5,197,910	$5,809,773

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary), a 50% ownership interest in each of the Frontier Pipeline, Osage Pipeline and the Cheyenne Pipeline and a 25% ownership interest in SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2016
Sales and other revenues	$2,699,022	$94,896	$47	$(79,327)	$2,714,638
Depreciation and amortization	$72,026	$15,305	$3,299	$(207)	$90,423
Income (loss) from operations	$(438,174)	$49,474	$(31,197)	$(645)	$(420,542)
Capital expenditures	$124,282	$14,794	$1,396	$—	$140,472

Three Months Ended June 30, 2015
Sales and other revenues	$3,686,493	$83,479	$151	$(68,211)	$3,701,912
Depreciation and amortization	$70,435	$14,660	$2,915	$(207)	$87,803
Income (loss) from operations	$576,313	$40,834	$(26,739)	$(576)	$589,832
Capital expenditures	$121,600	$18,116	$4,578	$—	$144,294

Six Months Ended June 30, 2016
Sales and other revenues	$4,698,609	$196,906	$157	$(162,310)	$4,733,362
Depreciation and amortization	$140,904	$31,334	$6,479	$(414)	$178,303
Income (loss) from operations	$(383,174)	$105,541	$(58,052)	$(1,259)	$(336,944)
Capital expenditures	$253,300	$32,667	$4,078	$—	$290,045

Six Months Ended June 30, 2015
Sales and other revenues	$6,675,773	$173,235	$369	$(140,839)	$6,708,538
Depreciation and amortization	$133,710	$28,950	$5,569	$(414)	$167,815
Income (loss) from operations	$950,214	$85,044	$(55,688)	$(1,116)	$978,454
Capital expenditures	$238,067	$69,843	$9,003	$—	$316,913

June 30, 2016
Cash, cash equivalents and total investments in marketable securities	$800	$4,882	$527,636	$—	$533,318
Total assets	$6,627,438	$1,652,772	$682,211	$(302,704)	$8,659,717
Long-term debt	$—	$1,083,136	$594,987	$—	$1,678,123

December 31, 2015
Cash, cash equivalents and total investments in marketable securities	$91	$15,013	$195,448	$—	$210,552
Total assets	$6,831,235	$1,578,399	$289,225	$(310,560)	$8,388,299
Long-term debt	$—	$1,008,752	$31,288	$—	$1,040,040

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	270,590	279,940	252,070	269,010
Refinery throughput (BPD) (2)	292,320	294,600	272,240	281,940
Refinery production (BPD) (3)	280,590	283,120	261,340	271,240
Sales of produced refined products (BPD)	264,660	271,860	249,010	264,130
Sales of refined products (BPD) (4)	285,780	292,790	274,000	280,140
Refinery utilization (5)	104.1%	107.7%	97.0%	103.5%

Average per produced barrel (6)
Net sales	$60.24	$79.95	$53.89	$75.96
Cost of products (7)	52.55	64.60	46.13	59.70
Refinery gross margin (8)	7.69	15.35	7.76	16.26
Refinery operating expenses (9)	4.56	4.35	4.95	4.62
Net operating margin (8)	$3.13	$11.00	$2.81	$11.64

Refinery operating expenses per throughput barrel (10)	$4.13	$4.01	$4.53	$4.33

Feedstocks:
Sweet crude oil	58%	59%	55%	60%
Sour crude oil	17%	20%	19%	20%
Heavy sour crude oil	17%	16%	19%	15%
Other feedstocks and blends	8%	5%	7%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	47%	48%	48%	48%
Diesel fuels	35%	36%	35%	35%
Jet fuels	6%	6%	6%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	2%	2%	2%
Lubricants	5%	4%	5%	4%
LPG and other	3%	3%	3%	3%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	101,660	104,050	99,890	97,660
Refinery throughput (BPD) (2)	111,610	114,630	110,370	109,370
Refinery production (BPD) (3)	110,520	113,320	109,020	107,640
Sales of produced refined products (BPD)	110,360	116,710	111,870	111,450
Sales of refined products (BPD) (4)	111,570	124,710	112,660	121,420
Refinery utilization (5)	101.7%	104.1%	99.9%	97.7%

Average per produced barrel (6)
Net sales	$61.86	$80.78	$53.67	$74.31
Cost of products (7)	50.71	60.32	44.66	55.87
Refinery gross margin (8)	11.15	20.46	9.01	18.44
Refinery operating expenses (9)	4.77	3.99	4.50	4.68
Net operating margin (8)	$6.38	$16.47	$4.51	$13.76

Refinery operating expenses per throughput barrel (10)	$4.72	$4.06	$4.56	$4.77

Feedstocks:
Sweet crude oil	27%	33%	30%	31%
Sour crude oil	64%	58%	60%	58%
Other feedstocks and blends	9%	9%	10%	11%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	54%	55%	55%
Diesel fuels	41%	39%	40%	38%
Fuel oil	2%	3%	2%	2%
Asphalt	1%	1%	1%	1%
LPG and other	2%	3%	2%	4%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	56,340	62,110	57,880	64,770
Refinery throughput (BPD) (2)	54,680	67,320	61,950	70,790
Refinery production (BPD) (3)	51,550	63,070	58,900	66,550
Sales of produced refined products (BPD)	56,090	59,100	61,370	62,620
Sales of refined products (BPD) (4)	61,950	64,800	65,960	68,450
Refinery utilization (5)	67.9%	74.8%	69.7%	78.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$62.26	$81.84	$53.86	$73.33
Cost of products (7)	52.22	60.88	45.04	55.28
Refinery gross margin (8)	10.04	20.96	8.82	18.05
Refinery operating expenses (9)	11.48	11.02	10.51	10.61
Net operating margin (8)	$(1.44)	$9.94	$(1.69)	$7.44

Refinery operating expenses per throughput barrel (10)	$11.78	$9.67	$10.41	$9.39

Feedstocks:
Sweet crude oil	45%	42%	42%	41%
Heavy sour crude oil	35%	38%	34%	38%
Black wax crude oil	20%	12%	17%	12%
Other feedstocks and blends	—%	8%	7%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	56%	60%	57%
Diesel fuels	36%	38%	34%	37%
Fuel oil	1%	2%	2%	2%
Asphalt	1%	2%	1%	2%
LPG and other	4%	2%	3%	2%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	428,590	446,100	409,840	431,440
Refinery throughput (BPD) (2)	458,610	476,550	444,560	462,100
Refinery production (BPD) (3)	442,660	459,510	429,260	445,430
Sales of produced refined products (BPD)	431,110	447,670	422,250	438,200
Sales of refined products (BPD) (4)	459,300	482,300	452,620	470,010
Refinery utilization (5)	96.7%	100.7%	92.5%	97.4%

Average per produced barrel (6)
Net sales	$60.92	$80.41	$53.83	$75.16
Cost of products (7)	52.04	62.99	45.58	58.09
Refinery gross margin (8)	8.88	17.42	8.25	17.07
Refinery operating expenses (9)	5.51	5.14	5.64	5.49
Net operating margin (8)	$3.37	$12.28	$2.61	$11.58

Refinery operating expenses per throughput barrel (10)	$5.18	$4.83	$5.35	$5.21

Feedstocks:
Sweet crude oil	49%	50%	47%	50%
Sour crude oil	27%	27%	27%	26%
Heavy sour crude oil	15%	15%	16%	15%
Black wax crude oil	2%	2%	2%	2%
Other feedstocks and blends	7%	6%	8%	7%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Consolidated
Sales of produced refined products:
Gasolines	50%	51%	51%	51%
Diesel fuels	37%	37%	36%	36%
Jet fuels	4%	4%	4%	4%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	2%	2%	2%
Lubricants	3%	2%	3%	3%
LPG and other	3%	3%	3%	3%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)
Excludes lower of cost or market inventory valuation adjustments of $138.5 million and $135.5 million for the three months ended June 30, 2016 and 2015, respectively, and $194.6 million and $142.0 million for the six months ended June 30, 2016 and 2015, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)

Net income (loss) attributable to HollyFrontier stockholders	$(409,368)	$360,824	$(388,115)	$587,700
Add income tax provision	(38,045)	206,990	(15,737)	336,718
Add interest expense (1)	14,251	11,927	35,056	22,081
Subtract interest income	(527)	(768)	(602)	(1,730)
Add depreciation and amortization	90,423	87,803	178,303	167,815
EBITDA	$(343,266)	$666,776	$(191,095)	$1,112,584

(1) Includes loss on early extinguishment of debt of $1.4 million for the three months ended June 30, 2015 and $8.7 million and $1.4 million for the six months ended June 30, 2016 and 2015, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments, depreciation and amortization or goodwill and asset impairment charges. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$60.92	$80.41	$53.83	$75.16
Times sales of produced refined products (BPD)	431,110	447,670	422,250	438,200
Times number of days in period	91	91	182	181
Produced refined product sales	$2,389,953	$3,275,740	$4,136,809	$5,961,255

Total produced refined product sales	$2,389,953	$3,275,740	$4,136,809	$5,961,255
Add refined product sales from purchased products and rounding (1)	161,860	259,030	293,460	426,330
Total refined product sales	2,551,813	3,534,770	4,430,269	6,387,585
Add direct sales of excess crude oil (2)	100,782	92,659	191,700	192,928
Add other refining segment revenue (3)	46,427	59,064	76,640	95,260
Total refining segment revenue	2,699,022	3,686,493	4,698,609	6,675,773
Add HEP segment sales and other revenues	94,896	83,479	196,906	173,235
Add corporate and other revenues	47	151	157	369
Subtract consolidations and eliminations	(79,327)	(68,211)	(162,310)	(140,839)
Sales and other revenues	$2,714,638	$3,701,912	$4,733,362	$6,708,538

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$52.04	$62.99	$45.58	$58.09
Times sales of produced refined products (BPD)	431,110	447,670	422,250	438,200
Times number of days in period	91	91	182	181
Cost of products for produced products sold	$2,041,582	$2,566,085	$3,502,800	$4,607,362

Total cost of products for produced products sold	$2,041,582	$2,566,085	$3,502,800	$4,607,362
Add refined product costs from purchased products sold and rounding (1)	159,155	266,199	297,519	436,872
Total cost of refined products sold	2,200,737	2,832,284	3,800,319	5,044,234
Add crude oil cost of direct sales of excess crude oil (2)	101,719	91,461	193,307	189,191
Add other refining segment cost of products sold (4)	19,463	31,244	31,361	44,445
Total refining segment cost of products sold	2,321,919	2,954,989	4,024,987	5,277,870
Subtract consolidations and eliminations	(73,764)	(67,514)	(151,669)	(139,022)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$2,248,155	$2,887,475	$3,873,318	$5,138,848

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.51	$5.14	$5.64	$5.49
Times sales of produced refined products (BPD)	431,110	447,670	422,250	438,200
Times number of days in period	91	91	182	181
Refinery operating expenses for produced products sold	$216,163	$209,393	$433,431	$435,435

Total refinery operating expenses for produced products sold	$216,163	$209,393	$433,431	$435,435
Add other refining segment operating expenses and rounding(5)	11,477	10,843	22,971	20,570
Total refining segment operating expenses	227,640	220,236	456,402	456,005
Add HEP segment operating expenses	27,255	25,289	54,078	53,255
Add corporate and other costs	1,152	554	2,407	788
Subtract consolidations and eliminations	(4,711)	86	(8,968)	(287)
Operating expenses (exclusive of depreciation and amortization)	$251,336	$246,165	$503,919	$509,761

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$3.37	$12.28	$2.61	$11.58
Add average refinery operating expenses per produced barrel	5.51	5.14	5.64	5.49
Refinery gross margin per barrel	8.88	17.42	8.25	17.07
Add average cost of products per produced barrel sold	52.04	62.99	45.58	58.09
Average sales price per produced barrel sold	$60.92	$80.41	$53.83	$75.16
Times sales of produced refined products (BPD)	431,110	447,670	422,250	438,200
Times number of days in period	91	91	182	181
Produced refined product sales	$2,389,953	$3,275,740	$4,136,809	$5,961,255

Total produced refined product sales	$2,389,953	$3,275,740	$4,136,809	$5,961,255
Add refined product sales from purchased products and rounding (1)	161,860	259,030	293,460	426,330
Total refined product sales	2,551,813	3,534,770	4,430,269	6,387,585
Add direct sales of excess crude oil (2)	100,782	92,659	191,700	192,928
Add other refining segment revenue (3)	46,427	59,064	76,640	95,260
Total refining segment revenue	2,699,022	3,686,493	4,698,609	6,675,773
Add HEP segment sales and other revenues	94,896	83,479	196,906	173,235
Add corporate and other revenues	47	151	157	369
Subtract consolidations and eliminations	(79,327)	(68,211)	(162,310)	(140,839)
Sales and other revenues	$2,714,638	$3,701,912	$4,733,362	$6,708,538

(1)	We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with HFC Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for HFC Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of HFC Asphalt.

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments and impairment charges. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)

GAAP:
Income (loss) before income taxes	$(430,515)	$580,177	$(364,817)	$952,566
Income tax expense (benefit)	(38,045)	206,990	(15,737)	336,718
Net income (loss)	(392,470)	373,187	(349,080)	615,848
Less net income attributable to noncontrolling interest	16,898	12,363	39,035	28,148
Net income (loss) attributable to HollyFrontier stockholders	(409,368)	360,824	(388,115)	587,700

NonGAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment (1)	(138,473)	(135,480)	(194,594)	(142,026)
Impairment loss - long-lived assets (2)	344,766	—	344,766	—
Impairment loss - goodwill (2)	309,318	—	309,318	—
Total adjustments - pretax	515,611	(135,480)	459,490	(142,026)
Income tax expense (benefit)	57,547	(47,821)	38,412	(50,206)
Total adjustments, net of tax	458,064	(87,659)	421,078	(91,820)

Adjusted results - NonGAAP:
Adjusted income before income taxes	85,096	444,697	94,673	810,540
Income tax expense	19,502	159,169	22,675	286,512
Adjusted net income	65,594	285,528	71,998	524,028
Less net income to noncontrolling interest	16,898	12,363	39,035	28,148
Adjusted net income attributable to HollyFrontier stockholders	$48,696	$273,165	$32,963	$495,880
Adjusted earnings per share attributable to HollyFrontier stockholders	$0.28	$1.45	$0.18	$2.56

(1)
GAAP requires that inventories by stated at the lower of cost or market. We maintain an inventory valuation reserve, whereby inventory costs in excess of market values are written down to current replacement costs and charged to cost of products sold. The valuation reserve is reassessed quarterly, at which time an inventory valuation adjustment is recorded, as a new lower of cost or market inventory valuation reserve is established. Such inventory valuation adjustments result in non-cash charges or benefits.

(2)
Our goodwill is evaluated for impairment annually or when impairment indicators occur. In the second quarter of 2016, we determined that goodwill and long-lived assets of our Cheyenne Refinery had been impaired and recorded related impairment charges of $309.3 million and $344.8 million, respectively.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended June 30,	Six Months Ended June 30,
	2016	2016
	(In thousands)

GAAP
Loss before income taxes	$(430,515)	$(364,817)
Income tax benefit	$(38,045)	$(15,737)
Effective tax rate for GAAP financial statements	9%	4%

Effect of NonGAAP adjustments (lower of cost or market inventory adjustments, goodwill and asset impairment)	14%	20%
Adjusted - NonGAAP
Effective tax rate for adjusted results	23%	24%

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510